Exhibit 99.1

Home Bancorp Reports 2016 Second Quarter Results And Declares Quarterly Dividend

LAFAYETTE, La., July 26, 2016 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported net income of $4.0 million for the second quarter of 2016, an increase of $667,000, or 20%, compared to the first quarter of 2016 and an increase of $1.2 million, or 41%, compared to the second quarter of 2015. The second and first quarters of 2016 and the second quarter of 2015 include merger-related expenses, net of taxes, totaling $143,000, $398,000 and $232,000, respectively, related to the acquisition of Louisiana Bancorp, Inc. ("Louisiana Bancorp"). The second quarter of 2016 also includes a gain on the sale of a banking center totaling $416,000, net of taxes. Excluding merger-related expenses and the banking center gain, net income for the second quarter of 2016 totaled $3.7 million, unchanged compared to the first quarter of 2016 and an increase of 22% compared to the second quarter of 2015.

Diluted earnings per share were $0.57 for the second quarter of 2016, an increase of $0.10, or 21%, from the first quarter of 2016 and an increase of $0.16, or 39%, compared to the second quarter of 2015. Excluding merger-related expenses and the banking center gain, diluted earnings per share for the second quarter of 2016 were $0.53, unchanged from the first quarter of 2016 and an increase of 20% compared to the second quarter of 2015.

"Our team did a great job during the quarter finalizing our efficiency gains associated with the Bank of New Orleans transaction," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "We also experienced our second consecutive quarter of 10% annualized organic loan growth."

"Although our direct energy customers continue to weather the current cycle well," added Bordelon, "a few of our customers who do business with the energy industry are struggling. As a result, we saw an $11.6 million increase in nonperforming assets during the quarter."

The Company announced that its Board of Directors declared a cash dividend of $0.10 per share payable on August 19, 2016, to shareholders of record as of August 8, 2016.

Loans and Credit Quality

Loans totaled $1.2 billion at June 30, 2016, virtually unchanged, from March 31, 2016, and an increase of $302.8 million, or 33%, from June 30, 2015. Similar to the previous quarter, growth in organic loans of 10% (on an annualized basis) was offset by paydowns in acquired loan portfolios. The slight change in loans during the second quarter of 2016 related primarily to commercial real estate (up $6.2 million), commercial and industrial loans (up $4.9 million) and construction and land loans (up $1.2 million), which were partially offset by decreases in residential mortgages (down $10.2 million) and consumer loans (down $1.6 million).

The vast majority of the increase in loans outstanding at June 30, 2016 compared to June 30, 2015 resulted from the acquisition of Louisiana Bancorp, Inc. (the former holding company of Bank of New Orleans) in September 2015. The Company acquired $281.6 million of loans from Louisiana Bancorp.

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	June 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2016	2015	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$372,085	$385,918	$(13,833)	(4)%
Home equity loans and lines	95,328	94,060	1,268	1
Commercial real estate	414,325	405,379	8,946	2
Construction and land	124,460	122,123	2,337	2
Multi-family residential	37,984	43,863	(5,879)	(13)
Total real estate loans	1,044,182	1,051,343	(7,161)	(1)
Other loans:
Commercial and industrial	129,345	125,108	4,237	3
Consumer	44,803	47,915	(3,112)	(6)
Total other loans	174,148	173,023	1,125	1
Total loans	$1,218,330	$1,224,366	$(6,036)	-%

Nonperforming assets ("NPAs") totaled $25.3 million at June 30, 2016, an increase of $11.6 million, or 84%, compared to March 31, 2016 and an increase of $7.0 million, or 39%, compared to June 30, 2015. The increase in nonperforming assets during the second quarter of 2016, compared to the first quarter of 2016 is primarily related to two organic loan relationships totaling $11.1 million with indirect exposure to the energy sector. The ratio of total NPAs to total assets was 1.64% at June 30, 2016, compared to 0.89% at March 31, 2016 and 1.48% at June 30, 2015.

The Company recorded virtually no net loan charge-offs during the second quarter of 2016, compared to no net loan charge-offs in the first quarter of 2016 and $100,000 for the second quarter of 2015.

The Company's provision for loan losses for the second quarter of 2016 was $1.1 million, compared to $850,000 for the first quarter of 2016 and $294,000 for the second quarter of 2015. Roughly half of the provision in the second quarter of 2016 related to the two nonperforming loan relationships mentioned above and the deterioration of an additional loan relationship with indirect exposure to the energy sector.

The ratio of the allowance for loan losses to total loans was 0.94% at June 30, 2016, compared to 0.85% and 0.92% at March 31, 2016 and June 30, 2015, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.33% at June 30, 2016, compared to 1.20% and 1.09% at March 31, 2016 and June 30, 2015, respectively.

Direct Energy Exposure

The balance of loans to companies in the energy sector totaled $35.7 million, or 3.0% of outstanding loans, at June 30, 2016. We also had unfunded loan commitments to companies in the energy sector amounting to $9.1 million at such date. At June 30, 2016, 91% of the balance of our direct energy-related loans were performing in accordance with their original loan agreements. Of the remaining 9%, $1.8 million had been restructured and were paying in accordance with the restructured terms as of June 30, 2016. The Company holds no shared national credits.

The following table illustrates the composition of the Company's loans to borrowers in the energy sector (which we consider direct energy-related loans) at June 30, 2016.

(dollars in thousands)	Total	Percent
Real estate loans:
Commercial real estate	$14,957	42%
Construction and land	649	2
Total real estate loans	15,606	44
Commercial and industrial:
Equipment	6,712	19
Marine vessels	5,889	16
Accounts receivable	4,148	12
Unsecured	1,830	5
Other	1,562	4
Total commercial and industrial loans	20,141	56
Total energy-related loans	$35,747	100%

The allowance for loan losses to loans with respect to direct energy-related loans totaled 3.29% at June 30, 2016. Over the past 18 months, the Company has increased its overall allowance for loan losses to loans ratio on all originated loans from 1.04% at December 31, 2014 to 1.33% at June 30, 2016 due primarily to the potential direct and indirect impact of continuing low energy prices.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $188.5 million at June 30, 2016, a decrease of $3.9 million, or 2%, from March 31, 2016, and a decrease of $4.1 million, or 2%, from June 30, 2015. At June 30, 2016, the Company had a net unrealized gain position on its investment securities portfolio of $3.1 million, compared to net unrealized gains of $2.7 million and $1.7 million at March 31, 2016 and June 30, 2015, respectively. The Company's investment securities portfolio had a modified duration of 2.9 years at June 30, 2016, compared to 3.1 and 3.7 years at March 31, 2016 and June 30, 2015, respectively.

Deposits

Total deposits were $1.2 billion at June 30, 2016, a decrease of $18.7 million, or 2%, from March 31, 2016, and an increase of $194.0 million, or 19%, from June 30, 2015. During the second quarter of 2016, core deposits (i.e., checking, savings and money market accounts) decreased $14.7 million, or 2%, from March 31, 2016, and increased $137.7 million, or 17%, from June 30, 2015. The Company acquired $208.7 million of deposits, including $118.1 million in core deposits, from Louisiana Bancorp at the acquisition date in September 2015.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	June 30,	December31,	Increase / (Decrease)
(dollars in thousands)	2016	2015	Amount	Percent
Demand deposit	$289,310	$296,617	$(7,307)	(2)%
Savings	108,323	109,393	(1,070)	(1)
Money market	258,210	293,637	(35,427)	(12)
NOW	301,799	267,707	34,092	13
Certificates of deposit	267,362	276,863	(9,501)	(3)
Total deposits	$1,225,004	$1,244,217	$(19,213)	(2)%

Net Interest Income

Net interest income for the second quarter of 2016 totaled $15.6 million, a decrease of $170,000, or 1%, compared to the first quarter of 2016, and an increase of $2.8 million, or 22%, compared to the second quarter of 2015. The addition of Louisiana Bancorp's earning assets accounted for the vast majority of the increase during the second quarter of 2016 compared to the second quarter of 2015. The Company's net interest margin was 4.35% for the second quarter of 2016, five basis points lower than the first quarter of 2016 and 12 basis points lower than the second quarter of 2015. The decrease in the net interest margin in the second quarter of 2016 compared to the first quarter of 2016 was due primarily to lower average loan yields. The decrease in the net interest margin in the second quarter of 2016 compared to the second quarter of 2015 primarily reflects the impact of the addition of Louisiana Bancorp's interest-earning assets and interest-bearing liabilities.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	June 30, 2016		March 31, 2016		June 30, 2015
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable
Originated loans	$826,910	5.09%	$813,220	5.11%	$731,424	5.12%
Acquired loans	398,252	5.26	412,357	5.38	184,450	6.88
Total loan receivable	1,225,162	5.15	1,225,577	5.20	915,874	5.48
Investment securities (TE)	188,085	2.21	188,549	2.26	187,682	2.13
Other interest-earning assets	18,943	1.43	15,949	1.50	40,888	0.64
Total interest-earning assets	1,432,190	4.71	1,430,075	4.77	1,144,444	4.75

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	670,019	0.23	678,682	0.24	570,914	0.22
Certificates of deposit	270,147	0.79	273,757	0.78	213,029	0.72
Total interest-bearing deposits	940,166	0.39	952,439	0.39	783,943	0.36
Securities sold under repurchase agreements	-	-	-	-	20,128	0.37
FHLB advances	129,424	1.22	125,991	1.25	19,125	2.17
Total interest-bearing liabilities	$1,069,590	0.49	$1,078,430	0.49	$823,196	0.40

Net interest spread (TE)		4.22%		4.28%		4.35%
Net interest margin (TE)		4.35%		4.40%		4.47%

Noninterest Income

Noninterest income for the second quarter of 2016 totaled $3.4 million, an increase of $880,000, or 34%, compared to the first quarter of 2016 and an increase of $1.4 million, or 69%, compared to the second quarter of 2015. The increase in noninterest income in the second quarter of 2016 compared to the first quarter of 2016 resulted primarily from a $641,000 gain from the sale of a banking center due to the consolidation of two branches in the New Orleans market and $487,000 in gains on the sale of mortgage loans (up $186,000).

The increase in noninterest income in the second quarter of 2016 compared to the second quarter of 2015 resulted primarily from the gain on the sale of the New Orleans banking center, other income (up $333,000 primarily from recoveries on acquired loans previously charged-off) and gains on the sale of mortgage loans (up $219,000).

Noninterest Expense

Noninterest expense for the second quarter of 2016 totaled $11.9 million, a decrease of $486,000, or 4%, compared to the first quarter of 2016 and an increase of $1.6 million, or 16%, compared to the second quarter of 2015. Noninterest expense for the second quarter of 2016, first quarter of 2016 and second quarter of 2015 included $214,000, $613,000 and $256,000, respectively, of merger-related expenses related to the acquisition of Louisiana Bancorp. Excluding merger-related expenses, noninterest expense for the second quarter of 2016 totaled $11.6 million, a decrease of $87,000, or 1%, compared to the first quarter of 2016 and an increase of $1.7 million, or 17%, compared to the second quarter of 2015.

Excluding merger-related expenses, the decrease in noninterest expense in the second quarter of 2016 compared to the first quarter of 2016 resulted primarily from lower compensation and benefits expense (down $277,000), which was partially offset by higher expenses on foreclosed assets (up $189,000).

Excluding merger-related expenses, the increase in noninterest expense in the second quarter of 2016 compared to the second quarter of 2015 primarily reflects the growth of the Company due to the addition of Louisiana Bancorp branches and employees.

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except earnings per share data)	June 30, 2016	March 31, 2016	June 30, 2015
Reported noninterest expense	$11,856	$12,341	$10,228
Less: Merger-related expenses	214	613	256
Non-GAAP noninterest expense	$11,642	$11,728	$9,972

Reported noninterest income	$3,448	$2,567	$2,039
Less: Gain on sale of assets, net tax	641	-	-
Non-GAAP noninterest income	$2,807	$2,567	$2,039

Reported net income	$4,016	$3,350	$2,840
Less: Gain on sale of assets, net tax	416	-	-
Add: Merger-related expenses, net tax	143	398	232
Non-GAAP net income	$3,743	$3,748	$3,072

Diluted EPS	$0.57	$0.47	$0.41
Less: Gain on sale of assets	0.06	-	-
Add: Merger-related expenses	0.02	0.06	0.03
Non-GAAP EPS	$0.53	$0.53	$0.44

Total shareholders' equity	$173,567	$169,164	$158,902
Less: Intangibles	13,542	15,119	3,911
Non-GAAP tangible shareholders' equity	$160,025	$154,045	$154,991

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets, impact of the gain on the sale of a banking center and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2015, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	June 30,	June 30,	%	March 31,	December 31,
	2016	2015	Change	2016	2015
Assets
Cash and cash equivalents	$ 26,853,272	$ 30,227,762	(11)%	$ 17,960,269	$ 24,797,599
Interest-bearing deposits in banks	2,430,585	5,526,000	(56)	4,653,585	5,143,585
Investment securities available for sale, at fair value	174,949,772	178,078,713	(2)	178,533,171	176,762,200
Investment securities held to maturity	13,530,264	14,489,250	(7)	13,845,761	13,926,861
Mortgage loans held for sale	11,616,730	6,696,133	74	11,504,158	5,651,250
Loans, net of unearned income	1,218,330,307	915,552,159	33	1,218,059,238	1,224,365,916
Allowance for loan losses	(11,446,976)	(8,465,718)	35	(10,397,231)	(9,547,487)
Total loans, net of allowance for loan losses	1,206,883,331	907,086,441	33	1,207,662,007	1,214,818,429
Office properties and equipment, net	39,422,603	36,623,001	8	42,190,686	40,815,744
Cash surrender value of bank-owned life insurance	19,867,467	19,419,577	2	19,787,613	19,666,900
Accrued interest receivable and other assets	49,494,863	36,659,756	35	47,983,954	50,329,032
Total Assets	$ 1,545,048,887	$ 1,234,806,633	25	$ 1,544,121,204	$ 1,551,911,600

Liabilities
Deposits	$ 1,225,003,785	$ 1,030,971,854	19%	$ 1,243,698,838	$ 1,244,216,516
Securities sold under repurchase agreements	-	20,036,906	-	-	-
Federal Home Loan Bank advances	135,079,007	19,000,000	611	113,010,613	125,152,598
Accrued interest payable and other liabilities	11,398,668	5,895,559	93	18,247,985	17,496,132
Total Liabilities	1,371,481,460	1,075,904,319	28	1,374,957,436	1,386,865,246

Shareholders' Equity
Common stock	73,068	72,181	1%	72,568	72,399
Additional paid-in capital	78,346,879	76,153,953	3	77,389,045	76,948,914
Common stock acquired by benefit plans	(4,523,041)	(4,932,606)	(8)	(4,620,078)	(4,711,260)
Retained earnings	97,659,115	86,489,766	13	94,542,265	91,864,543
Accumulated other comprehensive income	2,011,406	1,119,020	80	1,779,968	871,758
Total Shareholders' Equity	173,567,427	158,902,314	9	169,163,768	165,046,354
Total Liabilities and Shareholders' Equity	$ 1,545,048,887	$ 1,234,806,633	25	$ 1,544,121,204	$ 1,551,911,600

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Six Months Ended
	June 30,		%	June 30,		%
	2016	2015	Change	2016	2015	Change
Interest Income
Loans, including fees	$ 15,852,931	$ 12,620,586	26%	$ 31,871,027	$ 24,981,549	28%
Investment securities	945,836	902,115	5	1,916,920	1,812,236	6
Other investments and deposits	67,207	65,319	3	126,589	99,071	28
Total interest income	16,865,974	13,588,020	24	33,914,536	26,892,856	26

Interest Expense
Deposits	919,152	700,657	31%	1,851,004	1,385,636	34%
Securities sold under repurchase agreements	-	18,634	(100)	-	37,063	(100)
Federal Home Loan Bank advances	394,185	103,888	279	788,411	213,193	270
Total interest expense	1,313,337	823,179	60	2,639,415	1,635,892	61
Net interest income	15,552,637	12,764,841	22	31,275,121	25,256,964	24
Provision for loan losses	1,050,000	294,138	257	1,900,000	832,625	128
Net interest income after provision for loan losses	14,502,637	12,470,703	16	29,375,121	24,424,339	20

Noninterest Income
Service fees and charges	1,001,856	954,545	5%	2,038,266	1,846,664	10%
Bank card fees	676,305	637,688	6	1,277,506	1,203,272	6
Gain on sale of loans, net	486,866	267,839	82	787,539	641,012	23
Income from bank-owned life insurance	119,967	124,108	(3)	240,679	256,467	(6)
Gain (loss) on the sale of assets, net	640,573	(134,114)	578	640,580	(133,614)	579
Other income	521,945	188,755	177	1,030,220	303,703	239
Total noninterest income	3,447,512	2,038,821	69	6,014,790	4,117,504	46

Noninterest Expense
Compensation and benefits	6,920,908	6,062,625	14%	14,121,944	11,823,412	19%
Occupancy	1,322,342	1,166,929	13	2,631,939	2,338,210	13
Marketing and advertising	198,351	112,654	76	456,015	222,982	105
Data processing and communication	1,147,318	915,140	25	2,691,033	1,858,472	45
Professional fees	259,344	475,235	(45)	553,551	713,409	(22)
Forms, printing and supplies	173,165	133,028	30	350,457	277,838	26
Franchise and shares tax	219,773	147,272	49	439,546	294,544	49
Regulatory fees	329,024	296,942	11	651,715	577,409	13
Foreclosed assets, net	307,425	259,788	18	425,802	495,570	(14)
Other expenses	977,857	658,715	48	1,874,695	1,345,568	39
Total noninterest expense	11,855,507	10,228,328	16	24,196,697	19,947,414	21
Income before income tax expense	6,094,642	4,281,196	42	11,193,214	8,594,429	30
Income tax expense	2,078,148	1,441,359	44	3,827,041	2,906,828	32
Net income	$ 4,016,494	$ 2,839,837	41	$ 7,366,173	$ 5,687,601	30

Earnings per share - basic	$ 0.59	$ 0.42	41%	$ 1.08	$ 0.85	27%
Earnings per share - diluted	$ 0.57	$ 0.41	39	$ 1.04	$ 0.82	27

Cash dividends declared per common share	$ 0.10	$ 0.07	43%	$ 0.19	$ 0.14	36%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	June 30,		%	Months Ended	%
	2016	2015	Change	March 31, 2016	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 16,866	$ 13,588	24%	$ 17,049	(1)%
Total interest expense	1,313	823	60	1,326	(1)
Net interest income	15,553	12,765	22	15,723	(1)
Provision for loan losses	1,050	294	257	850	24
Total noninterest income	3,448	2,039	69	2,567	34
Total noninterest expense	11,856	10,228	16	12,341	(4)
Income tax expense	2,079	1,442	44	1,749	19
Net income	$ 4,016	$ 2,840	41	$ 3,350	20

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,544,840	$ 1,249,232	24%	$ 1,544,910	-%
Total interest-earning assets	1,432,190	1,144,444	25	1,430,075	-
Totals loans	1,225,162	915,874	34	1,225,577	-
Total interest-bearing deposits	940,165	783,943	20	952,439	(1)
Total interest-bearing liabilities	1,069,590	823,196	30	1,078,430	(1)
Total deposits	1,230,839	1,050,195	17	1,237,871	(1)
Total shareholders' equity	171,757	158,659	8	168,039	2

SELECTED RATIOS (1)
Return on average assets	1.04%	0.91%	14%	0.87%	20%
Return on average equity	9.35	7.16	31	7.97	17
Efficiency ratio (2)	62.40	69.09	(10)	67.48	(8)
Average equity to average assets	11.12	12.70	(12)	10.88	2
Tier 1 leverage capital ratio(3)	9.34	12.21	(24)	8.97	4
Total risk-based capital ratio(3)	13.24	18.10	(27)	12.70	4
Net interest margin (4)	4.35	4.47	(3)	4.40	(1)

PER SHARE DATA
Basic earnings per share	$ 0.59	$ 0.42	41%	$ 0.49	20%
Diluted earnings per share	0.57	0.41	39	0.47	21
Book value at period end	23.75	22.01	8	23.31	2
Tangible book value at period end	21.90	21.47	2	21.23	3

PER SHARE DATA
Shares outstanding at period end	7,306,728	7,218,009	1%	7,256,671	1%
Weighted average shares outstanding
Basic	6,816,409	6,694,751	2%	6,784,478	-%
Diluted	7,088,125	6,974,249	2	7,052,369	1

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Estimated capital ratios are end of period ratios for the Bank only.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	June 30, 2016			March 31, 2016			June 30, 2015
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1) (2)
Nonaccrual loans	$ 7,806	$ 15,215	$ 23,021	$ 5,714	$ 5,635	$ 11,349	$ 9,242	$ 2,817	$ 12,059
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	7,806	15,215	23,021	5,714	5,635	11,349	9,242	2,817	12,059
Foreclosed assets	2,106	180	2,286	2,199	180	2,379	4,372	1,832	6,204
Total nonperforming assets	9,912	15,395	25,307	7,913	5,815	13,728	13,614	4,649	18,263
Performing troubled debt restructurings	538	988	1,526	483	783	1,266	501	686	1,187
Total nonperforming assets and troubled
debt restructurings	$ 10,450	$ 16,383	$ 26,833	$ 8,396	$ 6,598	$ 14,994	$ 14,115	$ 5,335	$ 19,450

Nonperforming assets to total assets			1.64%			0.89%			1.48%
Nonperforming loans to total assets			1.49			0.73			0.98
Nonperforming loans to total loans			1.89			0.93			1.32
Allowance for loan losses to nonperforming assets			45.23			75.74			46.35
Allowance for loan losses to nonperforming loans			49.72			91.62			70.20
Allowance for loan losses to total loans			0.94			0.85			0.92

Year-to-date loan charge-offs			$ 187			$ 106			$ 233
Year-to-date loan recoveries			186			106			107
Year-to-date net loan charge-offs			$ 1			$ -			$ 126
Annualized YTD net loan charge-offs to total loans			-%			-%			0.03%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.  Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due.  Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)	Asset quality information includes certain assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are included in "Acquired" assets.

Logo - http://photos.prnewswire.com/prnh/20130429/MM04092LOGO

CONTACT: For further information contact: John W. Bordelon, President and CEO (337) 237-1960